UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 10, 2008 (September 4, 2008)
FREMONT GENERAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	001-08007	95-2815260

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2727 East Imperial Highway
Brea, California	92821

(Address of Principal Executive Offices)	(Zip Code)
(Registrant’s Telephone Number, Including Area Code) (714) 961-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On September 4, 2008, the United States Bankruptcy Court for the Central District of California (the “Bankruptcy Court”) entered the Stipulated Order Regarding the Claims Bar Date (“Bar Date Order”) authorizing and directing Fremont General Corporation (the “Company”) to send a notice (the “Notice”) that Monday, November 10, 2008 (the “Bar Date”) is the last day for all persons and entities holding or wishing to assert claims against Company to timely file a proof of claim form. The Company has made arrangements with Kurtzman Carson Consultants (“KKC”) to mail out the Notice together with a proof of claim form on Thursday, September 11, 2008. Pursuant to the Bar Date Order, the Company will also publish the contents of the Notice in the Wall Street Journal on September 12, 2008.
Pursuant to the Order, the Notice will inform creditors and parties in interest that any person or entity who asserts a claim against the Company that arose prior to June 18, 2008, the date on which the Company filed its voluntary petition under Chapter 11 of the United States Bankruptcy Code (the “Petition Date”), must timely file a proof of claim on or before the Bar Date, if such claim: (1) is not listed as a claim on the schedules of assets and liabilities (collectively, the “Schedules”) filed by the Company in its Chapter 11 case; (2) is listed on the Schedules as “disputed,” “contingent” or “unliquidated”; (3) is listed on the Schedules, but the recipient disagrees with the amount listed for such claim; or (4) is listed on the Schedules, but the recipient disagrees with the classification (or lack thereof) of such claim as an unsecured, priority or secured claim. The Notice informs the recipients that the term “claim” as used in the Notice has the broad meaning ascribed to it in section
101(5) of the Bankruptcy Code, which includes any right to payment against the Company’s estate, irrespective of whether it is based on the Company’s primary, secondary, direct, indirect, fixed, secured, unsecured, contingent, guaranteed, disputed, undisputed, liquidated, unliquidated, matured, unmatured, legal or equitable liability, or otherwise.
The Notice will also inform creditors and parties in interest that, pursuant to Federal Rule of Bankruptcy Procedure 3003(b)(5), unless the recipient is the Indenture Trustee for the 7.875% Senior Notes due 2009 (the “Senior Notes”) or the Indenture Trustee for the 9% Junior Subordinated Debentures due March 31, 2026 (the “Junior Debentures”, and together with the Senior Notes, the “Notes”), or the recipient of the Notice asserts claims other than principal and interest on account of the Notes, that such recipient is not required to file a proof of claim for principal and interest on account of the Notes. Only the Indenture Trustees, and not individual noteholders, are required to assert claims for principal and interest on account of the Notes.
The Notice also informs equity security holders that that pursuant to Bankruptcy Rule 3003(b)(2), it is not necessary for an equity security holder to file a proof of interest. The Notice however informs an equity security holder that it must file a proof of claim if such equity security holder asserts any rights as a creditor against the Company. For example, if a holder of the Company’s common stock asserts a claim against the Company arising under state or federal securities laws, such a holder is required to file a proof of claim on or before the Bar Date, regardless of whether such claim by the equity security holder is subject to subordination under section 510 of the Bankruptcy Code.
The Notice discloses that the following persons or entities are NOT required to file a proof of claim on or before the applicable Bar Date: (a) any person or entity who already has properly filed a proof of claim for each claim asserted; and (b) any person or entity (i) whose claim is listed on the

Schedules of the Company and whose claim is not listed as “disputed,” “contingent,” or “unliquidated” and (ii) who agrees that such Schedules properly reflect: a) the amount of the claim asserted and b) the manner of classification of the claim asserted. As further provided in the Bar Date Order, certain exceptions from the Bar Date apply to filings of claims by co-debtors, governmental entities, persons holding claims arising from transfers avoided under Chapter 5 of the Bankruptcy Code, and persons holding claims arising from a rejection of an executory contract or unexpired lease.
In order to properly submit a proof of claim, such proof of claim must be delivered to the following address on or before 4 p.m. (CPT) on November 10, 2008:
United States Bankruptcy Court
Attn: Clerk of the Court
411 West Fourth Street
Santa Ana, CA 92701
Proofs of claim submitted via fax or e-mail will not be accepted.
A copy of the Bar Date Order is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Certain statements contained in this Current Report on Form 8-K may be deemed to be forward-looking statements under federal securities laws and the Company intends that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, but are not limited to, the Company’s belief that there will be no recovery in respect of its outstanding common stock. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include, but are not limited to, the outcome of litigation concerning certain causes of action of the Company, the results of the Company’s review of submitted claims and the Company’s ability to resolve contingent and unliquidated claims. Additional information on these and other factors is contained in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
Exhibit 99.1	Stipulated Order Regarding the Claims Bar Date, entered September 4, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREMONT GENERAL CORPORATION
Date: September 10, 2008	By:	/s/ Richard A. Sanchez
		Name:	Richard A. Sanchez
		Title:	Executive Vice President and Chief Administrative Officer